EXHIBIT 32.2

SECTION 906 CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, John Edmunds, the chief financial officer of Inphi Corporation (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge:

1.	The Company’s Annual Report on Form 10-K for the period ended December 31, 2013 fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 5, 2014

/s/ John Edmunds
John Edmunds
Chief Financial Officer and Chief Accounting Officer
(Principal Financial Officer)